UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
QLT INC.
(Exact name of registrant as specified in charter)

British Columbia, Canada	000-17082	N/A

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01. Other Events
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
ITEM 8.01. Other Events.
     As previously reported, on July 10, 2007, the United States District Court for the District of Massachusetts (the “District Court”) rendered its decision in the lawsuit brought against QLT Inc. (the “Company”) by Massachusetts Eye and Ear Infirmary in connection with U.S. patent no. 5,798,349. In the press release dated July 26, 2007, the Company announced its expectation that it would appeal the judgment and post security during the appeal process. On August 1, 2007, the Company has filed notice of appeal of the District Court’s final judgment, which was entered on July 18, 2007, to the United States First Circuit Court of Appeals. In order to stay the enforcement of the judgment pending appeal, the Company has posted a supersedeas bond in the amount of judgment, approximately $108 million, plus 10% as required under the applicable court rules, which equals a total amount of approximately $118.8 million.
     The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
     d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 26, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.
By:	/s/ Cameron R. Nelson
Cameron R. Nelson
Vice President, Finance and Chief Financial Officer

Date: August 1, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 26, 2007.